                                                                   EXHIBIT 10.15

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[***]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

      MANUFACTURING AND DISTRIBUTION AGREEMENT, dated as of April 1, 2005, between SIRIUS SATELLITE RADIO INC., a Delaware corporation ("SIRIUS"), and DIRECTED ELECTRONICS, INC., a California corporation ("DIRECTED").

      WHEREAS, Sirius operates a satellite digital entertainment service (the "SIRIUS SERVICE");

      WHEREAS, Sirius has developed technology and designs for Sirius Receivers (as defined below) and related products for use in receiving the Sirius Service;

      WHEREAS, Sirius desires to expand its current distribution for the sale of Sirius Receivers and related products;

      WHEREAS, Directed is engaged in the business of designing, developing, marketing, distributing and selling consumer electronics products and has established relationships with many independent, regional and national retailers and new car dealers;

      WHEREAS, Directed desires to perform warehousing, distribution, logistics and related services with respect to certain Sirius Receivers, accessories, and related products, and desires a limited license to design, develop and manufacture accessory products for use with Sirius Receivers and the Sirius Service.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Directed and Sirius agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such below

            "Accessory Products" means the accessory products listed in Exhibit B hereto and other accessory products that connect with or otherwise enhance Sirius Receivers and are approved by Sirius for sale by Directed (including Directed/Sirius Accessory Products).

            "Activation Fee" has the meaning assigned to such term in Section 4.02(a).

            "Agreement" means this Manufacturing and Distribution Agreement, together with any exhibits and schedules attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Approved Dealer" has the meaning assigned to such term in Section 3.02(a).

            "Authorized Manufacturers" has the meaning assigned to such term in
Section 3.03(a).


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[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            [***] has the meaning assigned to such term in Section 3.07(a).

            "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

            "Competitor" means any person or entity (other than Sirius) in the business of providing a satellite digital audio radio service within the United States, including without limitation, XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and their subsidiaries and affiliates.

            "Dealer Payment" has the meaning assigned to such term in Section 4.02(a).

            "Defaulting Party" has the meaning assigned to such term in Section 9.02.

            "Directed" has the meaning assigned to such term in the preamble to this Agreement.

            "Directed Marks" has the meaning assigned to such term in Section 7.01(c).

            "Directed/Sirius Accessory Products" has the meaning assigned to such term in Section 2.01(a).

            "Disclosing Party" has the meaning assigned to such term in Section 11.01(a).

            "Discontinued Product" has the meaning assigned to such term in
Section 3.01(b).

            "Discontinuance Date" has the meaning assigned to such term in
Section 3.01(b).

            "Existing Intellectual Property" has the meaning assigned to such term in Section 7.02.

            "Group A Dealers" means the entities set forth on Exhibit A hereto.

            "Head Unit" means a device, which is integrated into the dashboard of a vehicle, which provides the user interface for the reception of radio signals and, in some cases, the playback of recorded media, such as cassette tapes, compact discs, minidiscs and DVDs.

            "Information" has the meaning assigned to such term in Section 11.01(a). "Licensed IP" means all intellectual property owned by Sirius which relates to the connection of an accessory product to a Sirius Receiver or (b) the use of an accessory product to enhance the performance of Sirius Receivers or the reception of the Sirius Service.

            "Licensed IP" means all intellectual property owned by Sirius which relates to (a) the connection of an accessory product to a Sirius Receiver or
(b) the use of an accessory product to enhance the performance of Sirius Receivers or the reception of the Sirius Service.

            "Net Sales" means, with respect to a Directed/Sirius Accessory Product during any month, (a) the customer invoice price of such product times
(b) the difference between the quantity of such product shipped to customers during the applicable month minus the quantity of such product returned to Directed during the applicable month.

            "New Intellectual Property" has the meaning assigned to such term in
Section 7.03.

            "Parties" or "Party" means Sirius and/or Directed, as the context may require.

            "Products" shall mean the products listed on Exhibit B hereto or such other products approved by Sirius in writing for distribution by Directed.

            "Receiving Party" has the meaning assigned to such term in Section 11.01(a).

            "Sirius" has the meaning assigned to such term in the preamble to this Agreement.

            "Sirius Marks" has the meaning assigned to such term in Section 7.01(a).

            "Sirius Receiver" means a device that receives and processes the Sirius signal, either as a result of circuitry included in the unit itself or in another device, and which is capable of providing the user interface for the Sirius Service.

            "Sirius Service" has the meaning assigned to such term in the first recital to this Agreement.

            "Special Marketing Program" has the meaning set forth in Section 4.08(b).

            "Subscriber" means a paying subscriber to the Sirius Service.

            "Support Materials" has the meaning assigned to such term in Section 305(a).

            "Term" has the meaning assigned to such term in Section 8.01.

            "Type Acceptance Requirements" means Sirius' performance, environmental and other requirements for Accessory Products as published by Sirius from time to time.

      SECTION 1.02. Other Definitional Matters. Definitions in this Agreement apply equally to the singular and plural forms of the defined terms. The words "Include" and Including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                    ARTICLE II
                                     LICENSE

      SECTION 2.01. License Grant. (a) Subject to the terms and conditions of this Agreement, Sirius hereby grants to Directed a non-exclusive, non-transferable license to use the Licensed IP solely for the purposes of designing, developing, manufacturing, marketing and selling accessory products that connect with or otherwise enhance the Sirius Service (such accessory products designed and developed by Directed, "DIRECTED/SIRIUS ACCESSORY PRODUCTS").

      (b) Directed shall not, without the prior written consent of Sirius, use the Licensed IP to design, develop, manufacture, market and sell any product capable of receiving a satellite radio service offered by a Competitor or capable of working with receivers for a satellite radio service offered by a Competitor.

      (c) Directed shall not copy, modify, translate, de-compile, disassemble or otherwise reverse engineer or determine or attempt to determine source code, object code, executable code or protocols from the Licensed IP without the express written consent of Sirius. Directed shall not create any derivative works based on the Licensed IP and shall not permit or authorize any third party to create any such derivative works without the express written consent of Sirius. Any such derivative works based on the Licensed IP shall be the sole and exclusive property of Sirius; provided that Sirius shall grant Directed a nonexclusive, royalty free license to any such derivative works developed with the consent of Sirius.

      (d) The license granted under Section 2.01(a) shall not be sold, assigned, sublicensed or otherwise transferred (by operation of law or otherwise) without the prior written consent of Sirius, which may be withheld by Sirius in its sole discretion. Any sale, assignment, sublicense or other transfer of such license without the prior written consent of Sirius shall be null and void.

      SECTION 2.02. Product Development. Directed shall propose new ideas for Directed/Sirius Accessory Products by delivering to Sirius a written proposal, including a detailed product description and business model and such other information as Sirius may reasonably request. Directed shall not design and develop any such new Directed/Sirius Accessory Product unless such product concept has been approved in writing by Sirius.

      SECTION 2.03. Type Acceptance. Directed shall not manufacture, market or sell any Directed/Sirius Accessory Product unless such product has, in Sirius' reasonable opinion, satisfied the applicable Type Acceptance Requirements or has otherwise been approved for sale in writing by Sirius. Directed shall provide Sirius with design verification samples of each Directed/Sirius Accessory Product, in a quantity reasonably requested by Sirius and at no cost to Sirius, for Sirius' use in determining whether such product satisfies the applicable Type Acceptance Requirements. Directed shall also provide Sirius with twelve production samples of each Directed/Sirius Accessory Product, at no cost to Sirius, for Sirius' use in: (a) determining whether such Accessory satisfies the Type Acceptance

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[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Requirements, (b) advertising and promotional materials and (c) such other uses reasonably determined by Sirius.

                                   ARTICLE III
                         PRODUCTS; SERVICES; EXCLUSIVITY

      SECTION 3.01. Products. (a) Sirius hereby authorizes Directed to market and sell the Products in accordance with the terms and conditions of this Agreement.

      (b) Notwithstanding anything herein to the contrary, Sirius may, from time to time, notify Directed in writing that a thirty party-branded Product or a Product capable of interfacing with a third party Head Unit shall be distributed solely through such third party and not through Directed (the applicable Product, the "DISCONTINUED PRODUCT"). Following receipt of such notification, Directed shall no longer place new orders for Discontinued Products and shall use commercially reasonable efforts to cancel any pending orders for Discontinued Products. Directed shall, within ninety days of such notification (such ninetieth day, the "DISCONTINUANCE DATE"), discontinue all sales, marketing and related services with respect to the Discontinued Products. Sirius shall purchase from Directed, or shall cause the applicable third party to purchase from Directed, any such Discontinued Products remaining in Directed's inventory as of the Discontinuance Date at the landed cost paid by Directed for such Discontinued Products (including customs, duties and shipping costs). Sirius shall be responsible for all costs associated with Discontinued Products returned to Directed by any Approved Dealer after the Discontinuance Date,

      SECTION 3.02. Approved Dealers: Credit and Collection. (a) Except as set forth in Section 3.02(b), Directed shall market and sell the Products only to the dealers set forth on Exhibit A and Directed's active independent retail accounts, in each case, located in the contiguous United States (the "APPROVED DEALERS"). Sirius may, at any time upon written notice to Directed, modify Exhibit A to include additional dealers. Sirius may, in its sole discretion, assist Directed in marketing Products to regional and national retail dealers that are Approved Dealers.

      (b) Directed shall be entitled to market and sell Accessory Products to any dealer or other entity located in the contiguous United States, other than telecommunications companies.

      (c) Directed shall have full authority to qualify and accept or reject any account. Directed shall be responsible for all credit and collection services related to its sale of the Products, including determination of credit lines and credit terms, billing, resolution of discrepancies and collection of accounts receivable.

      SECTION 3.03. Product Sourcing and Pricing. Directed shall purchase Products (other than Directed/Sirius Accessory Products) from third party manufacturers authorized by Sirius ("AUTHORIZED MANUFACTURERS"). [***] Authorized Manufacturers to sell such Products to Directed at costs no higher than the costs set forth on Exhibit B. Directed and Sirius shall work together to establish mutually acceptable dealer costs and suggested retail prices for such Products that are competitive with the costs and retail prices of similar products marketed and sold by third parties, which costs and prices may

[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

change from time to time due to market conditions. Directed shall publish documents for its dealers that contain such dealer costs and suggested retail prices.

      SECTION 3.04. Product Branding; Packaging. (a) Sirius shall design the packaging and manuals for all Products other than Accessory Products [***].

      (b) Sirius and Directed acknowledge that the Accessory Products shall be branded by Directed; provided that such Accessory Products, whether designed by Sirius or Directed, shall contain the Sirius logo or another Sirius Mark designated by Sirius. Directed shall design the packaging and manuals for all Accessory Products [***].

      (c) The packaging for the Products (other than Accessory Products) shall include a statement that such products are "distributed by Directed"; provided that Sirius shall determine, in its sole discretion, the size and placement of such statements. The packaging for Accessory Products may, at Directed's option, include a statement indicating that such products are "distributed by Directed".

      SECTION 3.05. Sales Support Services. (a) Directed shall provide full sales and marketing services to all Approved Dealers and all purchasers of Accessory Products, including distribution of point of sale materials, technical product support, installation support and product training materials (such materials, "SUPPORT MATERIALS"). Directed and Sirius shall work together in good faith to develop appropriate Support Materials. Sirius may, in its sole discretion, assist Directed in providing such Support Materials and services to Approved Dealers.

      (b) All point of sale materials, other marketing materials and product manuals for the Products shall be subject to the prior written approval of Sirius, which approval shall not be unreasonably withheld. Sirius acknowledges that Directed may identify in such materials that such Products are "distributed by Directed".

      (c) Directed shall use commercially reasonable efforts to cause Approved Dealers to prominently display, in a high traffic area at each of its locations, point of sale materials approved by Sirius. Directed shall not, and shall use commercially reasonable efforts to cause Approved Dealers not to, (i) promote Subscriptions on terms other than the terms designated by Sirius, (ii) represent that any Subscription may be obtained on terms or rates other than those designated by Sirius or (iii) impose any additional terms or conditions in connection with any Subscription.

      SECTION 3.06. No Bundling. Directed shall not, and shall use commercially reasonable effort to cause its customers not to, advertise, market or sell any Products as part of a bundle with any other products or services without the express written consent of Sirius, which may be withheld in Sirius' sole discretion.

      SECTION 3.07. Forecasting: Order Placement. (a) For the period from Directed's initial order for any new Product (other than any Accessory Product) and continuing for six months following Directed's first shipment of such Product [***], Sirius shall provide Directed with reasonable assistance in forecasting

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[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

sales of the applicable Product. On a monthly basis thereafter, Directed shall provide Sirius with a six-month rolling forecast and a three-month purchase plan for the Product, broken out by distribution channel, including such information as Sirius may reasonably request. Upgraded, revised or modified Products (i.e., Sportster 1A) shall not be considered new Products for purposes of this Section
3.07 and there shall be no [***] with respect to such upgraded, revised or modified Products.

      (b) During the [***] with respect to any Product, Directed shall place orders with Authorized Manufacturers for a quantity of such Product as [***] in its sole discretion, is necessary to fulfill customer demand. In the event that any such Products ordered by Directed are not shipped to a customer within ninety days of receipt by Directed, Sirius shall [***] immediately upon receipt of a customer order for such Products. Directed shall fulfill all customer orders on a first in - first out basis.

      (c) Following the conclusion of the [***] with respect to any Product, Directed shall be solely responsible for determining the quantities of such Product to be ordered from Authorized Manufacturers; provided that Directed and Sirius shall mutually determine the most efficient allocation of such Products to customers.

      (d) Notwithstanding anything herein to the contrary, throughout the Term, Directed shall be solely responsible for determining the quantities of Accessory Products to be ordered from Authorized Manufacturers.

      SECTION 3.08. Warehousing. Directed shall store all Products ordered by it in one or more of its warehouses, and shall provide all related warehousing and order fulfillment services.

      SECTION 3.09. Returns. (a) Except as set forth in Section 3.09(b), Directed shall process Products returned to it under warranty for defects and shall segregate all returned Products found to be defective from returned Products found to be non-defective. To the extent applicable, Directed shall use commercially reasonable efforts to restore the reception of Channel 184 of the Sirius Service in such returned Products. Directed shall, at its sole cost and expense, ship any such Products that are defective to a location designated by Sirius. Directed shall return to the Authorized Manufacturer for re-packaging any such Products that are non-defective and, to the extent required by applicable law, shall identity such Products as refurbished. Sirius may design and provide to Directed or the Authorized Manufacturer the packaging to be used for non-defective returned Products. Directed may use Products identified as refurbished for warranty exchange purposes or may resell such Products at a reduced cost for special promotional and sales events approved in writing by Sirius. Sirius shall provide reasonable assistance to Directed to promote the sate of refurbished Products; provided that Sirius shall have no responsibility,

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[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

financial or otherwise, for the identification of Products as refurbished or the distribution of refurbished Products.

      (b) Directed shall negotiate return arrangements with respect to Accessory Products directly with the applicable Authorized Manufacturers.

      SECTION 3.10. Exclusivity. (a) During the Term, Sirius shall not distribute any Products (including Directed/Sirius Accessory Products) through any entities other than Directed, except as follows:

            (i) Sirius may distribute Products branded by a third party directly through such third party pursuant to Section 3.01(b) of this Agreement;

            (ii) Sirius may distribute Products (other than Directed/Sirius Accessory Products) directly to consumers; and

            (iii) Sirius may distribute Products (other than Directed/Sirius
                  Accessory Products) to persons or entities that are not Approved Dealers.

      (b) Directed shall not provide any sales, distribution or related services with respect to [***]

                                   ARTICLE IV
                           FINANCIAL MATTERS; REPORTS

      SECTION 4.01. Reports. (a) Within two Business Days of the end of each calendar month, Directed shall provide a report to Sirius, in an electronic format designated by Sirius, identifying (i) the quantity of Directed/Sirius Accessory Products produced during the previous month, broken out by product,
(ii) the quantity and, if applicable, electronic serial numbers of all Products shipped by Directed to customers during the preceding month, broken out by product model and customer, and (iii) the quantity and, if applicable, electronic serial numbers of all Products returned to Directed during the preceding calendar month, broken out by product model and customer.

      (b) Within two Business Days of the end of each calendar month, Directed shall provide a report to Sirius that sets forth in reasonable detail all forecasts and orders for Products received by it during the preceding month.

      SECTION 4.02. [***] or the initial activation by a Subscriber of any Product that is a Sirius Receiver and was sold by Directed to an Approved Dealer; provided that [***] Sirius Receivers sold by Directed to any of the dealers set forth on Exhibit A hereto (as amended from time to time in accordance with Section 3.02) or any other dealer [***]. Directed shall use each [***]

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[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      [***] Directed may terminate this Agreement by providing written notice to Sirius within thirty days of receiving notice of such change.

        (b) All [***] shall be based on a full uninterrupted purchase of the Sirius Service by a Subscriber for a period of 270 days from the date of activation. If any subscription to the Sirius Service is terminated, cancelled or disconnected (whether by the Subscriber of Sirius) prior to the end of such period, or the Subscriber fails to pay Sirius to full price of a subscription during such period, Sirius shall charge back to Directed a portion of [***] corresponding to the unused or unpaid portion of such period as follows:

Cancellation, Disconnection or                     Chargeback percentage:
Nonpayment Occurs:

[***]                                              [***]

      (c) Subject to Directed providing the reports described in Section 4.01 in a timely manner [***]. Sirius shall provide a report setting forth (i) the electronic serial number of each Product that is a Sirius Receiver and for which Sirius is [***]; (iii) the name of the Approved Dealer that sold such Sirius Receiver, (iv) the Sirius corporate identification number for such Approved Dealer, and (v) and the amount [***].

      SECTION 4.03. Royalties. (a) On a monthly basis, Directed shall pay Sirius royalties [***] Directed/Sirius Accessory Products during the applicable month. Directed shall pay such royalties within [***] of the end of each calendar month.

      (b) Together with each royalty payment, Directed shall deliver to Sirius a statement, signed and certified by an officer of Directed, setting forth a reasonably detailed calculation of the Net Sales of Directed/Sirius Accessory Products during the applicable month (including the quantity of Directed/Sirius Accessory Products sold and returned during such month, by SKU) and the related royalties.

      SECTION 4.04. Audit Rights. (a) Directed shall create books and records relating to its orders and sales of Products and shall maintain such books and records for a minimum of three years after their creation. Directed shall keep such books and records at its principal place of business. Sirius may, at any time after providing at least ten business days prior written notice and during regular business hours, inspect such books and records for compliance hereunder. If any such audit reveals material discrepancies [***] for any annual period, Directed shall reimburse Sirius for the reasonable out-of-pocket costs incurred by Sirius in connection with such audit.

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      (b) Sirius shall create books and records relating to its payment of Activation Fees and shall keep such books and records for a minimum of three years after their creation. Sirius shall keep such books and records at its principal place of business. Directed may, at any time after providing at least ten business days prior written notice and during regular business hours, inspect such books and records for compliance hereunder. If any such audit reveals material discrepancies [***] for any annual period, Sirius shall reimburse Directed for the reasonable out-of-pocket costs incurred by Directed in connection with such audit.

      (c) This Section 4.04 shall survive the expiration or earlier termination of this Agreement.

      SECTION 4.05. Extraordinary Expenses. (a) Sirius shall fully reimburse Directed for all reasonable out-of-pocket costs incurred by Directed in connection with excessive Product failure, including but not limited to costs related to Product rework, Product recalls and Product shipping, to the extent such costs were approved in writing by Sirius prior to being incurred by Directed. [***]

      (b) From time to time Sirius may offer an Approved Dealer a special in-store pallet program or other special marketing program (such programs "SPECIAL MARKETING PROGRAMS"). Sirius shall promptly notify Directed of any Special Marketing Program. Sirius shall fully reimburse Directed for all reasonable out-of-pocket costs incurred by Directed in connection with a Special Marketing Program, to the extent such costs were approved in writing by Sirius prior to being incurred by Directed. Directed shall invoice Sirius for such costs, together with reasonable supporting documentation, and Sirius shall pay such invoices within thirty days. Sirius shall use commercially reasonable efforts to expedite.

                                    ARTICLE V
                           TRAINING; TECHNICAL SUPPORT

      SECTION 5.01. Training. (a) Sirius shall provide, at no cost to Directed, one training session to Directed's technical service personnel, at a time and location to be mutually agreed by Sirius and Directed. Such training session shall cover such topics as Sirius reasonably deems necessary to enable Directed's technical service personnel to provide technical support and service with respect to the Products.

      (b) Sirius shall provide, at no cost to Directed, one installation training session to Directed's technical specialists, at a time and location to be mutually agreed by Sirius and Directed. Such training session shall cover such topics as Sirius reasonably deems necessary to enable Directed's technical specialists to provide installation training to Directed's customers. Directed shall incorporate Product installation training into training programs that it provides to its customers.

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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      (c) Upon Directed's reasonable request from time to time, Sirius shall from time to time attend Directed's sales meetings and provide sales training for the Products, at no cost to Directed.

      (d) In connection with the foregoing training programs, Sirius shall provide Directed, at no cost, with available printed Product information and training materials; provided that Sirius shall not be required to produce any new printed Product information or training materials.

      SECTION 5.02. Technical Support. Directed shall handle all technical service requests related to the Products from its customers. Directed shall provide its customers with customer service telephone numbers for purposes of making such requests.

                                   ARTICLE VI
                                   PROMOTIONS

      SECTION 6.01. Trade Show Events. Sirius and Directed shall attend mutually acceptable trade show events to promote the Products. Sirius shall display Directed/Sirius Accessory Products at such events in a manner similar to the manner in which it displays its other partners' brands. Directed shall display Sirius-branded Products at such events in a manner similar to the manner in which it displays its other partners' brands.

      SECTION 6.02. Demonstration Subscriptions. Sirius shall provide Directed, at no cost, [***] to the Sirius Service to be used solely to demonstrate the Products to customers and potential customers. Such subscriptions shall be cancelled by Sirius upon the expiration or earlier termination of this Agreement.

      SECTION 6.03. Friends and Family Programs. Sirius and Directed shell each offer a reasonable "friends and family" program for the purchase of its products and services, at a discounted rate, by employees of the other.

                                   ARTICLE VII
                              INTELLECTUAL PROPERTY

      SECTION 7.01. Use of Trademarks. (a) Sirius shall provide Directed with guidelines for the use of Sirius' service marks, trademarks, logo, and other commercial symbols (the "SIRIUS MARKS"). Directed shall use shall use the Sirius Marks only in accordance with such specifications and only in connection with the performance of its obligations under this Agreement. Notwithstanding the foregoing, Directed shall obtain Sirius' written approval prior to any use of the Sirius Marks. Directed acknowledges Sirius' ownership of and exclusive right in the Sirius Marks. Directed acknowledges the validity of any trademark registration relating to the Sirius Marks, and agrees that it will not claim any right, title, or interest in or to the Sirius Marks. Upon termination or expiration of this Agreement; Directed shall promptly discontinue the use of the Sirius Marks.

      (b) Directed acknowledges and agrees that it has no rights to use the trademarks, service marks, logos or other commercial symbols of any content, programming, distribution

(other than Directed itself), retail or other partner of Sirius, except as expressly authorized in writing by Sirius.

      (c) Directed shall provide Sirius with guidelines for the use of Directed's service marks, trademarks, logos, and other commercial symbols (the "DIRECTED MARKS"). Sirius shall use the Directed Marks only in accordance with such specifications. Notwithstanding the foregoing, Sirius shall obtain Directed's written approval prior to any use of the Directed Marks. Sirius acknowledges Directed's ownership of and exclusive right in the Directed Marks. Sirius acknowledges the validity of any trademark registration relating to the Directed Marks, and agrees that it will not claim any right, title, or interest in or to such Directed Marks. Upon termination or expiration of this Agreement, Sirius shall promptly discontinue the use of the Directed Marks.

      SECTION 7.02. Existing Intellectual Property. All intellectual property developed or created prior to the date of this Agreement (the "EXISTING INTELLECTUAL PROPERTY") is and shall remain the property of the Party which made, developed or created or presently owns such Existing Intellectual Property and, unless otherwise expressed in this Agreement, no license is implied or granted herein to any Existing Intellectual Property by virtue of this Agreement.

      SECTION 7.03. New Intellectual Property. Any new intellectual property that is developed or created by Directed for use in, or in connection with, Sirius Receivers or the Sirius Service (the "NEW INTELLECTUAL PROPERTY") shall be the joint property of Sirius and Directed. Each Party shall be free to use and exploit such New Intellectual Property without restriction and without accounting in any way to the other Party; provided that Directed shall not license or provide such New Intellectual Property to, or otherwise utilize any such Intellectual Property for the benefit of, a Competitor. This Section 7.03 shall in no way be construed as an obligation on Directed or Sirius to develop New Intellectual Property.

      SECTION 7.04. Survival. This Article VI shall survive the expiration or earlier termination of this Agreement.

                                  ARTICLE VIII
                                      TERM

      SECTION 8.01. Term. The term of this Agreement (the "TERM") shall commence on the date hereof and shall extend until the third anniversary of the date hereof. On or before the second anniversary of the date hereof, Sirius and Directed shall commence good faith discussions regarding extension of the Term beyond such third anniversary and any related amendments to the terms and conditions contained herein. Sirius and Directed shall use commercially reasonable efforts to execute written documentation of any mutually agreeable extension at least six months prior to the expiration of the Term.

                                   ARTICLE IX
                                   TERMINATION

      SECTION 9.01. Special Termination Events. (a) Either Party may terminate this Agreement immediately, without notice to the other party, upon the occurrence of any of the following events: (i) the other Party becomes the subject of a bankruptcy petition filed in a court in any jurisdiction, whether voluntary or involuntary (which petition, if involuntary, is not dismissed within ninety days of such filing), (ii) a receiver or a trustee is appointed for all or a substantial portion of the other Party's assets or (iii) the other Party makes an assignment for the benefit of its creditors.

      (b) Directed may terminate this Agreement upon thirty days written notice to Sirius pursuant to Section 4.02(a).

      SECTION 9.02. Termination for Breach. Either party may terminate this Agreement in the event that the other Party (the "DEFAULTING PARTY") breaches or fails to perform any material covenant or obligation contained in this Agreement, or any representation or warranty made by the Defaulting Party under this Agreement ceases to be true and correct in all material respects and such breach, failure or cessation continues uncured for a period of fifteen days after the Defaulting Party receives notice thereof from the non-Defaulting Party or, if the same cannot be cured within such fifteen day period, the Defaulting Party fails within such period to commence action reasonably likely to cure such breach, failure or cessation or thereafter fails to diligently pursue such action or in any event does not in fact cure such breach, failure or cessation within thirty days of receiving notice thereof.

      SECTION 9.03. Effect of Termination. (a) Upon termination of this Agreement, (i) Sirius and Directed shall each be entitled to retain any documents or materials reflecting New Intellectual Property; (ii) Sirius shall be responsible for all Product warranties, warranty processing and cost, associated with returned Product as of the date of termination; and (iii) Sirius shall accept the transfer of all purchase orders placed by Directed to Authorized Manufacturers for Products that could not be cancelled.

      (b) Sirius and Directed shall work together in good faith to facilitate an efficient transition after the termination date in an effort to minimize any adverse impact on Approved Dealers and Authorized Manufacturers.

                                    ARTICLE X
                         REPRESENTATIONS AND WARRANTIES

      SECTION 10.01. Representations and Warranties of Sirius. Sirius represents and warrants to Directed that:

      (a) Sirius is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sirius has the power and authority and all governmental licenses, authorizations, consents and approvals to perform its obligations under this Agreement. Sirius is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.

      (b) The execution, delivery and performance by Sirius of this Agreement has been duly authorized by all necessary corporate action, and does not and will not contravene the terms of Sirius's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, conflict with, or result in any breach or contravention of, any contractual obligation to which Sirius is a party or any order, injunction, writ or decree of any governmental authority to which Sirius or its property is subject or violate any requirement of law.

      (c) This Agreement constitutes the legal, valid and binding obligation of Sirius, enforceable against Sirius in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 10.02. Representations and Warranties of Directed. Directed represents and warrants to Sirius that:

      (a) Directed is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Directed has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under this Agreement. Directed is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification.

      (b) The execution, delivery and performance by Directed of this Agreement has been duly authorized by all necessary corporate action, and does not and will not contravene the terms Directed's Articles of Incorporation or By-Laws, conflict with, or result in any breach or contravention of, any contractual obligation to which Directed is a party or any order, injunction, writ or decree of any governmental authority to which Directed or its property is subject or violate any requirement of law.

      (c) This Agreement constitutes the legal, valid and binding obligation of Directed, enforceable against Directed in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      (d) Directed shall comply with all customs, technology transfer and other applicable import and export laws, regulations and controls.

                                   ARTICLE XI
                    CONFIDENTIALITY; DELIVERY OF INFORMATION

      SECTION 11.01. General. (a) All information furnished or disclosed by either Sirius or Directed (a "DISCLOSING PARTY") to the other (a "RECEIVING Party") which is (i) marked with a restrictive notice or otherwise designated in writing as proprietary, (ii) stated to be proprietary at the time of disclosure or (iii) would logically be considered confidential by virtue of its relation to the work contemplated by this Agreement (collectively, "INFORMATION") shall be deemed the property of the Disclosing Party and shall be returned (along with all copies and other reproductions thereof) to the Disclosing Party promptly upon request. All information provided to Directed by Sirius which relates to the Sirius Service, Sirius Receivers, Products or Sirius' business plans, results, forecasts or strategies shall be considered information, whether or not marked as provided above. Unless such information: (i) was previously known to the Receiving Party free of any obligation to keep it confidential, (ii) has been or is subsequently made public by the Disclosing Party or a third party under no obligation of confidentiality, or (iii) is independently developed by the Receiving Party, then the Receiving Party shall, for a period ending three years after the end of the Term, use the same degree of care, but no less than a reasonable standard of care, as it uses with regard to its own proprietary information to prevent disclosure, use or publication thereof. Except as set forth in paragraph (b) below, information furnished hereunder may be used by a Receiving Party solely for performance of its obligations under this Agreement and may be used for other purposes only upon such terms and conditions as may be agreed upon by the Disclosing Party in writing.

      (b) Neither Sirius nor Directed shall disclose any of the terms and conditions of this Agreement without the prior written consent of the other Party unless such disclosure is required by law. Notwithstanding the foregoing, each Party agrees that the other may disclose this Agreement in its reports, registration statements and other documents required to be filed with the SEC and may file this Agreement as an exhibit to such reports and as otherwise may be required by the rules and regulations of the SEC, any other applicable regulatory agencies or any national securities exchange.

      (c) The Parties agree that their obligations under this Section 11.01 shall survive any termination of this Agreement.

                                   ARTICLE XII
               INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE

      SECTION 12.01. Indemnity. (a) Subject to the limitations set forth in
Section 12.02, Directed shall defend, indemnify and hold harmless Sirius, its affiliates and their respective employees, officers and directors from and against any and all third party claims and resulting damages, costs, and other liabilities and expenses (including reasonable attorneys' fees and expenses) arising out of: (i) Directed's breath of any of its obligations under this Agreement; (ii) Directed's negligence or other wrongful conduct related to this Agreement; or (iii) the development, manufacturing, distribution, marketing or sale of Directed/Sirius Accessory Products.

      (b) Subject to the limitations set forth in Section 12.02, Sirius shall defend, indemnify and hold harmless Directed, its affiliates and their respective employees, officers and directors from and against any and all third party claims and resulting damages, costs, and other liabilities and expenses (including reasonable attorneys' fees and expenses) arising out of: (i) Sirius' breach of any of its obligations under this Agreement; or (ii) Sirius' negligence or other wrongful conduct related to this Agreement.

      (c) Sirius shall defend, indemnify and hold harmless Directed, Directed, its affiliates and their respective employees, officers and directors from and against any and all damages, costs and other liabilities and expenses (including reasonable attorneys' fees and expenses) arising out of or in connection with a third party claim that any Product based on a Sirius reference design (other than any Directed/Sirius Accessory Product) infringes any third party legal right or misappropriates any trade secret. Notwithstanding the terms of this
Section 12.01(c), Sirius shall have no indemnification obligation with respect to any claim of any kind to the extent it results from: (i) modification of the applicable Product by a person or entity other than Sirius or its Authorized Manufacturers; or (ii) Directed's failure to use updated or modified Products provided by Sirius or its Authorized Manufacturers.

      (d) A Party wishing to be indemnified under this Section 12.01 must: (i) promptly notify the indemnifying Party in writing of the claim; (ii) grant the indemnifying Party sole control of the defense and settlement of the claim; and
(iii) provide the indemnifying Party with all assistance, information and authority reasonably required for the defense and settlement of the claim, at the indemnifying Party's expense.

      SECTION 12.02. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND WHETHER BASED ON NEGLIGENCE OR OTHERWISE.

      SECTION 12.03. Insurance. (a) Directed shall secure and maintain in full force and effect at all times during the Term and for two years thereafter:

            (i) comprehensive general liability insurance in the minimum amount $5,000,000 per occurrence, with aggregate coverage of at least $5,000,000; and

            (ii) (i) umbrella insurance in the minimum amount $3,000,000 per claim, with aggregate coverage of at least $5,000,000.

Directed shall name Sirius as an additional insured and loss payee on each insurance policy. Directed shall ensure that each insurance policy contains an endorsement deleting the condition thereof entitled "OTHER INSURANCE" as to any insurance in force for or in the name of Sirius. Directed shall ensure that each insurance policy includes a provision requiring the insurance company issuing such insurance policy to give Sirius prompt notice of any revision or modification to any insurance policy affecting Sirius' rights or any cancellation of any such insurance policy.

      (b) Sirius shall secure and maintain in full force and effect at all times during the Term and for two years thereafter:

            (i) comprehensive general liability insurance in the minimum amount $5,000,000 per occurrence, with aggregate coverage of at least $5,000,000; and

            (ii) umbrella insurance in the minimum amount $3,000,000 per claim, with aggregate coverage of at least $5,000,000.

Sirius shall name Directed as an additional insured and loss payee on each insurance policy. Sirius shall ensure that each insurance policy contains an endorsement deleting the condition thereof entitled "Other Insurance" as to any insurance in force for or in the name of Directed. Sirius shall ensure that each insurance policy includes a provision requiring the insurance company issuing such insurance policy to give Directed prompt notice of any revision or modification to any insurance policy affecting Directed's rights or any cancellation of any such insurance policy.

      SECTION 12.04. Survival. This Article XII shall survive the expiration or earlier termination of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      SECTION 13.01. Notices. All notices and other communications hereunder shall be in writing, shall be delivered personally, via facsimile or by reputable international courier and shall be deemed given when delivered personally, five Business Days after being delivered to a reputable international courier or when telecopied (with confirmation of the transmission received by the sender) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

      If to Sirius, to:                     If to Directed, to:

          Sirius Satellite Radio Inc.           Directed Electronics, Inc.
          1221 Avenue of the Americas           One Viper Way
          36th Floor                            Vista, CA 92801
          New York, New York 10020              Facsimile No.: (760)598-1389
          Facsimile No.: (212) 584-5353         Attention: General Counsel
          Attention: General Counsel

Notices by e-mail or other means not expressly permitted by this Agreement shall be of no force and effect under this Agreement.

      SECTION 13.02. Amendment. (a) Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by the Party against which the enforcement of such amendment, supplement, waiver or modification shall be sought.

      (b) Prior to the introduction of any new product not covered by this Agreement, Sirius and Directed shall negotiate in good faith to amend this Agreement to cover sales by Directed of such products and establish the product costs, activation fees and other terms that shall apply to such products.

      SECTION 13.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of principles of conflicts of laws that may require the application of the laws of another jurisdiction.

      SECTION 13.04. Dispute Resolution. If a dispute arises out of or relates to this Agreement, or its alleged breach, and if such dispute cannot be settled through good faith negotiations within ten days, the Parties shall refer such dispute to their respective chief executive officers or other senior officers empowered to resolve such dispute. If such officers are unable to resolve such dispute within ten days (or such longer period as the parties may agree), such dispute shall be referred to binding arbitration in New York, New York. Any such arbitration shall be conducted under the rules of the American Arbitration Association on the most expedited basis permitted under such rules.

      SECTION 13.05. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

      SECTION 13.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

      SECTION 13.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party; provided that such consent shall not be unreasonably withheld or delayed in the event of a sale or transfer of all or substantially all of the assets of Directed, a sale or transfer of the controlling interest of all or substantially all of the outstanding shares of Directed's common stock or the merger of Directed with another entity that is not a Competitor.

      SECTION 13.08. Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such Party of the right thereafter to insist upon strict adherence to such term or any other term of this Agreement. Any waiver, permit, consent or approval of any kind or character must be in writing, signed by a senior officer of the applicable Party and shall be effective only to the extent specifically set forth therein.

      SECTION 13.09. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Delivery of an executed counterpart by facsimile shall be as effective as delivery of a physical signature page.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SIRIUS SATELLITE RADIO INC.                        DIRECTED ELECTRONICS, INC.

By: /s/ Robert F. Law                              By: /s/ Jim Minarik
    -------------------------------------------        -------------------
    Robert F. Law                                      Jim Minarik
    Senior Vice President and General Manager,         President and
    Consumer Electronics Division                      Chief Executive Officer

[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                       EXHIBIT A

                                Approved Dealers
                                ________________

                                     [***]

[***] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                       EXHIBIT B

                          Directed Electronics Pricing
                                ________________

                                     [***]